Exhibit 99.1

Contact:

Brad Cohen

Public Relations

Quantum Corp.

(408) 944-4044

brad.cohen@quantum.com

Jenny Lee

Investor Relations

Quantum Corp.

(408) 944-4450

IR@quantum.com

Stacie Timmermans

Investor Relations

ADIC

(425) 881-8004

stacie.timmermans@adic.com

For Release: May 2, 2006 1:05 p.m. PDT

QUANTUM CORPORATION TO ACQUIRE ADVANCED DIGITAL INFORMATION CORPORATION

Combined Company Will Provide Most Comprehensive and Integrated Range of Solutions for Storing, Managing, Protecting and Recovering Data

Transaction Expected to Be Up to 15 Cents Accretive on Cash Earnings Per Share Basis in First Full Year After Closing

SAN JOSE, Calif., May 2, 2006 – Quantum Corp. (NYSE:DSS), a global leader in storage, today announced a definitive agreement under which Quantum will acquire Advanced Digital Information Corp. (NASDAQ:ADIC) for approximately $770 million. With combined revenues exceeding $1.2 billion over the last four quarters, the two companies are joining to provide customers with the most comprehensive and integrated range of solutions for securely storing, managing, protecting and recovering their data in open systems IT environments. Bringing the two companies together will enable Quantum to deliver greater innovation, value and support to end users, channel partners and OEMs. In addition, the combination will strengthen Quantum’s financial position, expand its market access and increase its opportunities for growth.

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Quantum Corporation to Acquire Advanced Digital Information Corporation

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The transaction is expected to be up to 15 cents accretive to Quantum on a cash earnings per share basis, with annual cost synergies of approximately $45 million in the first full year of combined operations. The company expects that this accretion should start to be reflected in its financial results within the second full quarter following the close of the transaction. Based on the complementary nature of the two companies’ businesses, savings are expected to come primarily from economies of scale and manufacturing efficiencies in cost of goods sold, reduction of duplicative operating expenses and sharing of R&D and marketing costs. Given Quantum’s previous success in integrating Benchmark and Certance after those acquisitions, the company expects a smooth and expeditious integration of ADIC.

“We are very excited about bringing Quantum and ADIC together to create what will clearly be the largest independent provider of backup, recovery and archive solutions and a global leader in addressing customers’ evolving data protection challenges,” said Rick Belluzzo, chairman and CEO of Quantum, who will hold the same position in the combined company. “With an unparalleled portfolio of systems, software, devices and media, we will be able to integrate these assets and incorporate value-add features to offer best-of-breed solutions for customers of all sizes. Our enhanced financial strength will also enable us to increase our investments in new products and services both within and beyond our core business.”

“Joining with Quantum will deliver tremendous value to both our shareholders and customers,” said Peter van Oppen, chairman and CEO of ADIC. “The combined company will provide a single source of intelligent and innovative backup, recovery and archive solutions that enable end users to reduce costs and more easily protect and manage their business-critical data. The combination will also create a stronger go-to-market infrastructure, with larger and better leveraged sales and service capabilities through which we can offer greater support to customers.”

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Executing on Quantum’s Strategy

The acquisition of ADIC represents a major milestone in Quantum’s strategy to solidify its position as one of the leading independent storage companies, to be a trusted partner for customers around the world and to deliver increased shareholder value:

•	Expanded Market Access – Quantum will have a much more significant presence in the branded channel and a broader base of OEMs. ADIC has been particularly strong in the enterprise space, complementing Quantum’s success in the volume end of the market, and the combined entity will have greater critical mass in serving midrange customers. Quantum will nearly triple its sales force, resulting in increased global scale that will be especially evident outside of North America. Quantum will also be able to leverage ADIC’s success in important market segments, including the government sector and data management software.

•	Stronger Growth Platform – Both Quantum and ADIC have been at the forefront of developing innovative solutions in disk-based data protection, one of the most dynamic and fastest growing segments of storage. The combined company will be able to capitalize on the scale and synergies in this area, as well as build upon ADIC’s StorNext® data management software. Because the combination will improve the company’s overall tape business, it will enable Quantum to increase its investment in high growth opportunities. In addition, the broader base of R&D expertise will provide more avenues for collaboration and innovation across engineering functions, enhancing the development of new technologies to address emerging customer needs.

•	Enhanced Financial Position – With more to offer customers and a larger market presence, Quantum will expand and diversify its revenue base. The combined company will also have an increased proportion of branded channel and service business, both of which carry higher relative margins. In addition, the greater scale and operational efficiencies resulting from the combination will enable the company to achieve significant synergies and generate more cash and profit.

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“This is a brilliant strategic move by Quantum and great news for customers,” said Steve Duplessie, founder and senior analyst of Enterprise Strategy Group. “The combined company will have an enormous set of offerings, the scale, footprint and financial foundation to really have an impact in the data protection market. This acquisition propels Quantum into a clear top three position among the largest data protection suppliers, and makes them big enough to control their own fate. I love this deal.”

Additional Details Regarding the Definitive Agreement

Under the terms of the definitive agreement, approved by both companies’ Boards of Directors, Quantum will acquire all outstanding shares of ADIC. ADIC shareholders will receive $12.25 per share in cash, with the right to elect, in lieu of cash, 3.461 shares of Quantum stock for each ADIC share they own. The stock election is subject to pro-ration such that Quantum will issue no more than approximately 10% of the total merger consideration in Quantum stock. Quantum intends to fund the transaction through a combination of cash on hand and a financing commitment from KeyBanc Capital Markets (NYSE:KEY).

The transaction is subject to customary closing conditions and regulatory approvals, as well as approval by ADIC shareholders. Quantum expects this to take 3-4 months, during which time the two companies will continue to operate independently.

Acting as financial advisors in connection with the transaction are Merrill Lynch & Co. for Quantum and Credit Suisse for ADIC. Serving as legal counsel are Wilson Sonsini Goodrich & Rosati for Quantum and Perkins Coie for ADIC.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, May 2, 2006, at 2:00 p.m. PDT, to discuss both its planned acquisition of ADIC and fiscal fourth quarter results (see separate press release issued today, titled “Quantum Corporation Reports Fiscal Fourth Quarter Results”). Press and industry analysts are invited to attend in listen-only mode. Dial-in number: 303-275-2170 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, May 2, 2006, at 2 p.m. PDT. Site for the webcast and related information: http://investors.quantum.com/.

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Quantum Corporation to Acquire Advanced Digital Information Corporation

May 2, 2006, 1:05 p.m. PDT – Page 5

About ADIC

Advanced Digital Information Corporation (NASDAQ: ADIC) is a leading provider of Intelligent Storage™ solutions to the open systems marketplace. ADIC is the world’s largest supplier of automated tape systems using the drive technologies most often employed for backing up open system, client-server networks.* The Company’s data management software, storage networking appliances, and disk-based backup and restore solutions provide IT managers innovative tools for storing, managing and protecting their most valuable digital assets in a variety of disk and tape environments. ADIC storage products are available through a worldwide sales force and a global network of resellers, OEMs and partnerships, including Apple, Dell, EMC, Fujitsu-Siemens, HP, IBM and Sun. For further information, visit www.adic.com.

*	Market Share: Gartner Dataquest, Tape Automation Systems Market Shares, 2004, F. Yale, April 2005. ADIC and StorNext are registered trademarks and iMover is a trademark of Advanced Digital Information Corporation

About Quantum

Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world’s largest volume supplier of tape automation, one of the leading providers of tape drives, and a pioneer in the development of disk-based systems optimized for backup and recovery. Quantum Corp., 1650 Technology Drive, Suite 700, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

Additional Information and Where to Find It

Quantum plans to file with the SEC a Registration Statement on Form S 4 in connection with the transaction, and ADIC plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the

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Proxy Statement/Prospectus will contain important information about Quantum, ADIC, the transaction and related matters. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Quantum and ADIC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com, or from ADIC by contacting Stacie Timmermans at (425) 881-8004 or stacie.timmermans@adic.com.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

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Quantum, the Quantum logo, DLT, DLTtape and the DLTtape logo are registered trademarks of Quantum Corporation. SDLT and Super DLTtape are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the products, services and storage solutions that Quantum will provide after the closing of the transaction, the effect of the merger on Quantum’s financial position, the amount and timing of expected synergies from the transaction, the expectation regarding the integration of the two companies’ operations after the closing, statements regarding Quantum’s expanded market access after the closing of the transaction, the expectation that Quantum will derive an increased proportion of its revenue from branded channel and service businesses, and the expected timing for closing the acquisition within the next three to four months. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to (1) receive regulatory approval and approval from ADIC’s stockholders for the acquisition, (2) successfully integrate ADIC, its products and its employees into Quantum and achieve expected synergies, (3) compete successfully in the highly competitive and rapidly changing marketplace for backup, recovery, archive and other storage products and services, and (4) retain ADIC’s key employees. A detailed discussion of other risks and uncertainties that could cause actual results or events to differ materially from the forward-looking statements is included in Quantum’s and ADIC’s most recent filings with the Securities and Exchange Commission. Quantum and ADIC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this presentation.

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